Exhibit 10.10

Spousal Consent

The undersigned, Li Xia, a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No.:         , is the lawful spouse of Chen Xiangyu, a PRC citizen with PRC Identification Card No.:         .      I hereby unconditionally and irrevocably agree to the execution of the following documents (hereinafter referred to as the “Transaction Documents”) by Chen Xiangyu on November 29, 2013 and March     , 2014, and the disposal of the equity interests of Shenzhen iDreamSky Technology Co., Ltd. (“iDreamSky”) held by Chen Xiangyu and registered in his name according to the following documents:

(1)	The Equity Interest Pledge Agreement entered into between Chuangmeng Wuxian (Beijing) Information & Technology Co., Ltd. (hereinafter referred to as the “WFOE”) and iDreamSky;

(2)	The Exclusive Option Agreement entered into between the WFOE and iDreamSky;

(3)	The Power of Attorney executed by Chen Xiangyu;

(4)	The Loan Agreement entered into with the WFOE.

I hereby undertake not to make any assertions in connection with the equity interests of iDreamSky which are held by Chen Xiangyu. I hereby further confirm that Chen Xiangyu can perform the Transaction Documents and further amend or terminate the Transaction Documents without the authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as may be amended from time to time).

I hereby agree and undertake that if I obtain any equity interests of iDreamSky which are held by Chen Xiangyu for any reasons, I shall be bound by the Transaction Documents (as may be amended from time to time) and the Exclusive Business Cooperation Agreement entered into between the WFOE and iDreamSky as of April 19, 2012 and amended on November 29, 2013 (the “Exclusive Business Cooperation Agreement”, including any amendments thereto from time to time) and comply with the obligations thereunder as a shareholder of iDreamSky. For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents and the Exclusive Business Cooperation Agreement (both as may be amended from time to time).

/s/ Li Xia

Date: March 12, 2014